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                                                                   Exhibit 10.17

English Translation

                              PARTNER SHOP CONTRACT

                                     BETWEEN

                           SK COMMUNICATIONS CO., LTD.

                                       AND

                                  GMARKET INC.

                                  January 2005


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                              PARTNER SHOP CONTRACT

This Partner Shop contract is made on January 1, 2005 between SK Communications Co., Ltd. ("SK Communications") and GMARKET Inc. ("Gmarket"). THE PARTIES AGREE AND DECLARE AS FOLLOWS:

ARTICLE 1 (PURPOSE)

The purpose of this Contract is to provide for the rights and obligations between SK Communications who operates an Internet shopping mall through its own site and Gmarket who wishes to sell goods or services through the shopping mall operated by SK Communications.

ARTICLE 2 (DEFINITIONS)

     (1) "Partner Shop Service" means the service that allows cyber 'Nate Mall' ("Shopping Mall") owned by SK Communications is to link Gmarket's on-line shops to sell or promote goods and services.

     (2)  "Customers" means members or non-members using the Shopping Mall.

     (3) "Shop Opening and Operating Cost" means an amount payable by Gmarket to SK Communications as consideration for Gmarket's sale of goods or services through the partner shop service.

     (4) "Sales Commission" means an amount payable by Gmarket to SK Communications in a certain proportion to the profit that Gmarket earned by sale of goods or services through the partner shop service.

ARTICLE 3 (TERM OF THE CONTRACT)

     (1) The term set out in this contract shall be from January 1, 2005 until June 30, 2005.

     (2) This Contract shall be automatically extended for six months under the same terms and conditions unless either party expresses an intention to terminate the Contract by one month prior to the expiration of this Contract


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ARTICLE 4 (SK COMMUNICATIONS'S OBLIGATIONS)

     (1) SK Communications shall allow URL link of text and banners, etc. of the online shops operated by Gmarket to the Shopping Mall. Provided, the parties shall consult each other in advance on the shop opening cost and sales commission, linked URL, size, location and numbers of banners.

     (2) In case SK Communications obtains information in the course of using Gmarket's online shops, SK Communications shall obtain Gmarket's consent thereto, and SK Communications shall not misrepresent any and all information provided by Gmarket.

     (3) In case disputes arise between Gmarket and a third party due to reasons attributable to SK Communications, SK Communications shall indemnify Gmarket from the disputes and shall resolve the disputes at its cost and responsibility.

ARTICLE 5 (GMARKET'S OBLIGATIONS)

     (1) Gmarket shall comply with the relevant laws and regulations and the standards of legal quality in respect of all goods and services to be sold through link to the Shopping Mall, and shall not engage in any illegal activities such as handling with articles of which transfer is prohibited or infringing any others' intellectual property right under this Contract.

     (2) Gmarket shall not mislead a third party by identifying itself as being SK Communications or an employee of SK Communications in the course of operating its online shops without obtaining SK Communications's approval in advance.

     (3) Gmarket shall not divert use of nor provide customers' personal information to a third party, obtained in the course of operating online shops. Also, Gmarket shall be liable to compensate SK Communications or a third party for damage incurred due to reasons attributable to Gmarket in connection with the use of services and operation of online shops. In the event that customer's information is found to have been infringed upon at Gmarket's trading place, Gmarket may be exempt from responsibility if Gmarket proves that it is not liable for such infringement.

     (4) Gmarket shall post any and all information required in accordance with the "Consumer Protection Regulations" at the shopping mall operated by Gmarket


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          and any change shall be done in order to update the relevant information.

     (5) In case Gmarket sells products or services through entering SK Communications's product database, Gmarket shall provide DB in a standardized form as provided by SK Communications. Provided, however, SK Communications and Gmarket shall consult each other on technical works.

     (6) Gmarket shall handle press release or any other public relations in connection with this Contract in consultation with SK Communications once the Contract has been executed.

     (7) If any disputes arise between SK Communications and a third party due to reasons attributable to Gmarket, Gmarket shall indemnify SK Communications therefrom and shall resolve the disputes at its cost and responsibility.

     (8) Gmarket shall perform Articles 13 (delivery), 14 (refund, return and exchange) and 16 (Gmarket's obligations) of the Terms and Conditions of Use, entered into with members in connection with Internet related services to be provided by SK Communications at the Shopping Mall and carry out any and all duties relating to sale of goods and services such as billing and receipt at its responsibility.

     (9) Gmarket shall indemnify SK Communications from any and all claims under or out of litigation raised by a third party against SK Communications in connection with paragraph (8), and if Gmarket fails to indemnify SK Communications, Gmarket shall compensate SK Communications for any damage. Provided, however, this shall not apply with respect to disputes arising due to reasons attributable to SK Communications.

     (10) Gmarket shall comply with Article (8) as well as contracts with members in connection with sale of goods and services under this Contract and the relevant laws and regulations, and shall ensure no damage is incurred to members, the Shopping Mall and SK
          Communications's reputation, image, etc.


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ARTICLE 6 (SHOP OPENING CONDITIONS AND PAYMENT)

     (1) Gmarket shall pay monthly to SK Communications an amount (VAT inclusive) corresponding to 2/100 of the net sales from Nate Mall (except returned or cancelled sale and delivery cost) as "Sales Commission".

     (2) Gmarket shall pay monthly to SK Communications 5,000,000 Korean Won (VAT not inclusive) as shop opening and operating cost for the term of this Contract. Provided, however, that if the shop operating period is less than 30 days, the cost shall be calculated on a pro rata daily basis from the first day of shop opening to the last day of the calendar month.

     (3) SK Communications shall issue to Gmarket tax accounts on the shop operating cost and sales commission by the end of each month, and Gmarket shall pay to SK Communications the cost and commission in cash by the 25th date of the next following month.

ARTICLE 7 (USE OF TRADEMARK)

     (1) SK Communications may use Gmarket's trademark for business activities but cannot alter its type and contents and shall refrain from using the trademark except for the purpose of business cooperation. In case SK Communications uses Gmarket's trademark, SK Communications shall obtain Gmarket's consent in advance.

     (2)  The same condition will apply to Gmarket.


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ARTICLE 8 (PROMOTION ACTIVITIES)

     (1) Gmarket shall not make any exaggerated advertisement or disseminate false matters in marketing activities in accordance with the principle of good faith.

     (2) Gmarket shall not sell its services or goods using the trademark of SK Communications.

     (3) Gmarket shall not request or accept any other valuables, except for the sales amount or delivery cost from members.

     (4)  Paragraphs (1) to (3) will apply to SK Communications.

ARTICLE 9 (PROHIBITION ON TRANSFER OF RIGHTS AND OBLIGATIONS AND PROTECTION OF PERSONAL INFORMATION)

     (1) SK Communications and Gmarket shall not transfer, lease, sub-contract or provide as security all or any part of the rights and obligations under this Contract or any other individual contract without a written consent of the other party.

     (2) Gmarket shall not use nor provide to a third party its customers' personal information obtained in connection with this Contract, for any other purposes than the original purpose.

ARTICLE 10 (CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHT)

     (1) SK Communications and Gmarket shall provide their own business policy and information necessary to conduct business of the other party, and shall keep such information provided by the other party confidential.

     (2) SK Communications and Gmarket shall ensure that the information obtained from the other party under this Contract is not reproduced by or disclosed to a third party and the other party's intellectual property is not infringed.

ARTICLE 11 (TERMINATION)

     (1) This Contract may be terminated without notice, with immediate effect upon sending the termination notice, in each of the following cases.

          1. A party breaches its obligations under this Contract and fails to correct such


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               breaches within 15 days from the date when the other party sends its request for correction.

          2. A party transfers its rights under this Contract to a third party without a prior consent of the other party.

          3. A party is subject to application for bankruptcy, composition or commencement of corporate reorganization proceedings.

          4.   Notes or checks issued by a party are dishonored.

          5. In case SK Communications cannot maintain the contract with Gmarket for reasonable business strategy, such as business transfer or merger of SK Communications.

     (2) Exercise of the termination right under paragraph (1) shall not affect a claim for damages or compensation.

ARTICLE 12 (CESSATION OF ADVERTISEMENT DUE TO FORCE MAJEURE)

Any party which can not perform its obligations under this Contract due to the events of force majeure such as fire, flood, riot, military action, labor disputes and governmental directions, etc. shall prove that the party has not contributed to the events and may claim for indemnification from the responsibility for default.

ARTICLE 13 (COMPETENT COURT)

Any disputes arising in connection with this Contract shall be subject to jurisdiction of the Seoul District Court for the first trial.

ARTICLE 14 (OTHERS)

Any matters not provided under this Contract and any controversies in interpretation of this Contract between SK Communications and Gmarket shall be in accordance with the individual contract and general commercial transaction customs related laws and regulations and the commercial practices.

IN WITNESSETH WHEREOF, two copies of this Contract are executed, and SK Communications and Gmarket sign, state their names and affix their seals hereto and respectively keep one copy hereof.


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                                 January 1, 2005

SK Communications Co., Ltd.
SK Namsan Building, 267, Namdaemunro 5-Ka, Choong-Gu, Seoul
Hyun Oh YOO, Representative Director (seal)

GMARKET Inc.
Nam Seoul Bldg., 1304-3, Seocho-Dong, Seocho-Gu, Seoul
Young Bae KU, Representative Director (seal)


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